CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report in this Registration Statement on Form S-4 of our report dated November 14, 2012 relating to the consolidated financial statements of Black Diamond Holdings, LLC and Subsidiaries as of December 31, 2011 and 2010 and for the years then ended. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC

November 15, 2012

Denver, Colorado